                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                LNB BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           Ohio                                               34-1406303
(State or Other Jurisdiction of                              (IRS Employer
Incorporation or Organization)                             Identification No.)


                                  457 BROADWAY
                               LORAIN, OHIO 44052
                                 (440) 244-6000


(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

       MR. GARY C. SMITH                           COPIES OF COMMUNICATIONS TO:
       PRESIDENT & CHIEF EXECUTIVE OFFICER         EDWIN L. HERBERT, ESQ.
       LNB BANCORP, INC.                           WERNER & BLANK CO., L.P.A.
       457 BROADWAY                                7205 W. CENTRAL AVENUE
       LORAIN, OH  44052                           TOLEDO, OH  43617
       (440) 244-6000                              (419) 841-8051

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

      Approximate date of commencement of proposed sale of the securities to the public:
   AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
   Title of Each                              Proposed Maximum           Proposed Maximum
Class of Securities       Amount to             Offering Price          Aggregate Offering            Amount of
 to be Registered       be Registered            Per Share(1)               Price(1)               Registration Fee
-------------------     -------------     -----------------------       -------------------        ----------------
    Common Stock,
    $1 par value           500,000                $20.8125                 $10,406,250.00           $2,602.00
-------------------------------------------------------------------------------------------------------------------


     (1) Estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the high and low prices for the common shares of LNB Bancorp, Inc. as reported on The NASDAQ Stock Market on April 2, 2001.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                   LNBB DIRECT

          LNB Bancorp, Inc. is pleased to offer individuals the opportunity to participate in LNBB Direct, a convenient and low-cost stock purchase and dividend reinvestment plan ("LNBB Direct" or the "Plan"). We use the terms "we," "our," "us" or "LNB Bancorp" to refer to LNB Bancorp, Inc. in this Prospectus. LNBB Direct is available for new investors to make an initial investment in LNB Bancorp common shares, for existing participants in our Dividend Reinvestment and Cash Stock Purchase Plan, or for other shareholders to increase their holdings of LNB Bancorp common shares. LNBB Direct replaces the current LNB Bancorp Dividend Reinvestment and Cash Stock Purchase Plan ("Dividend Reinvestment Plan"). If you are currently enrolled in the existing Dividend Reinvestment Plan, you automatically will be enrolled in LNBB Direct.

          LNBB Direct offers you the opportunity to:

     - Buy LNB Bancorp common shares conveniently and economically, even if you are not currently an LNB shareholder.

     - If you wish, reinvest all or a portion of your cash dividends in LNB Bancorp common shares.

     - Build your investment over time, starting with an initial investment of as little as $250.00 and the ability to invest from $50.00 up to $2,500.00 monthly.

     - Authorize automatic monthly investments in LNB Bancorp common shares from your checking or savings account.

     - Send in your LNB Bancorp stock certificates for safekeeping in the Plan.

          LNB Bancorp is a financial holding company with its principal office located at 457 Broadway, Lorain, Ohio 44052. LNB Bancorp's common shares are traded on the Nasdaq National Market under the symbol "LNBB".

          This Prospectus relates to an offering of up to 500,000 LNB Bancorp common shares to be offered for purchase and dividend reinvestment under LNBB Direct. Shares acquired under LNBB Direct will be shares purchased for participants in the open market or, at our discretion, from LNB Bancorp. Shares purchased for participants in the Plan in the open market will be purchased at the market price of the common shares on the Nasdaq National Market on the date of purchase. Shares purchased for participants in the Plan from LNB Bancorp will be purchased at a price equal to the average of the midpoints (computed to four decimal places) between the high and low prices per share on each of the five trading days immediately preceding the date of purchase.

          Please read this Prospectus carefully and retain it and any future investment statements for future reference. If you have any questions about LNBB Direct, please call Registrar and Transfer Company, the Plan Administrator, toll free at 1-800-368-5948. Customer service representatives are available between the hours of 8:30 A.M. and 7:00 P.M. Eastern Time, Monday through Friday.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          LNB BANCORP COMMON SHARES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT IN OUR COMMON SHARES, AS WITH ANY INVESTMENT IN COMMON STOCK, INVOLVES INVESTMENT RISKS, INCLUDING THE RISK OF POSSIBLE LOSS OF VALUE.

                  The date of this Prospectus is May __, 2001.

                                  PLAN SUMMARY

         This Prospectus describes the terms of the LNBB Direct investment plan. Please read this Prospectus carefully before enrolling in LNBB Direct.

         LNBB DIRECT REPLACES THE FORMER LNB BANCORP DIVIDEND REINVESTMENT PLAN. If you have an account in the Dividend Reinvestment Plan on June 30, 2001, your account will be changed to an LNBB Direct account on that date without any action on your part. However, should you wish to take advantage of the automatic direct purchase opportunity available through the new Plan, you will need to complete the attached enrollment form.

         ENROLLMENT. To enroll in LNBB Direct, you must be a registered owner of LNB Bancorp common shares, or you may become a registered owner by buying a minimum of $250.00 of LNB Bancorp common shares through LNBB Direct when you enroll.

         YOUR LNBB DIRECT ACCOUNT. When you enroll in LNBB Direct, an account will be opened in your name to hold the LNB Bancorp common shares you buy. The shares in the account will be held in "book entry" form. Instead of receiving stock certificates, you will receive quarterly statements of your account. However, you may obtain stock certificates for shares held in your account at any time, upon request and at no charge.

         DIVIDEND REINVESTMENT OPTION. You may choose to reinvest the dividends paid on any or all shares in your LNBB Direct account, or to receive cash dividends. If you have your dividends reinvested, the shares purchased will be added to your LNBB Direct account.

         ADDITIONAL PURCHASES. You may make additional purchases of LNB Bancorp common shares through LNBB Direct. You may buy from $50.00 up to $2,500.00 of LNB Bancorp common shares per transaction, as often as once a month.

         AUTOMATIC ACCOUNT DEDUCTIONS. Rather than purchasing additional shares by check or money order, you may make automatic additional monthly purchases of LNB Bancorp common shares from $50.00 to $2,500.00 by means of electronic funds transfer from your checking or savings account.

         SAFEKEEPING. You may send your LNB Bancorp common share certificates to Registrar and Transfer Company for safekeeping. The shares will be converted to book entry shares to be held in your LNBB Direct account.

         SELLING SHARES IN YOUR ACCOUNT. You may sell all or some of the shares held in your account at the market price on the date of sale. Sales will be processed on a weekly basis by the Plan Administrator. A transaction fee of $15.00, plus brokerage commissions, will be deducted from the sale proceeds.

         CONTACT INFORMATION. Our transfer agent, Registrar and Transfer Company, will be the Plan Administrator for LNBB Direct and will act as agent for participants in LNBB Direct. You may contact Registrar and Transfer Company for enrollment forms or with questions as follows:

         Telephone:        1-800-368-5948

          Mail:            Registrar and Transfer Company
                           Direct Purchase/DRP Department
                           10 Commerce Drive
                           Cranford, New Jersey 07016-3572

         FORMS. Your LNBB Direct statement will contain a form that may be used for any future LNBB Direct transactions. Call Registrar and Transfer Company if you require any additional forms.

         TRANSACTION FEES. You will not pay any brokerage commissions or service charges for participating in LNBB Direct, other than those described below. Except as described in this Prospectus, we will pay the costs of administering LNBB Direct.

         Dividend reinvestment fee............ No charge

         Purchase by check or money order      No charge

         Monthly purchase by automatic
         withdrawal........................... No charge

         Duplicate statement.................. No charge

         Stock certificate.................... No charge

         Withdrawal/termination from Plan..... No charge

         Returned check/insufficient funds.... $26.00 per check/ACH reject

         Sale of stock........................ $15.00 plus brokerage commissions


         If a check or ACH withdrawal is returned for insufficient funds, Registrar and Transfer reserves the right to sell all or a portion of your Plan shares to cover the returned check fee. See Question 15.

         BECAUSE THIS IS A SUMMARY OF LNBB DIRECT, IT MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY.

                                  LNBB DIRECT

         The following questions and answers explain and constitute the terms of the LNBB Direct stock purchase and dividend reinvestment plan:

1. WHAT IS LNBB DIRECT?

         LNBB Direct is a convenient and low cost stock purchase and dividend reinvestment plan available for new investors to make an initial investment in LNB Bancorp common shares, for existing participants in our Dividend Reinvestment Plan, or other current shareholders to increase their holdings of LNB Bancorp common shares. Under LNBB Direct, you may elect to have dividends automatically reinvested in LNB Bancorp common shares or to make optional cash investments through the Plan Administrator, Registrar and Transfer Company. Participation in LNBB Direct is entirely voluntary and we give no advice regarding your decision to join the Plan. However, if you decide to participate in this Plan, an enrollment form and reply envelope are enclosed for your convenience.

2. WHAT ARE THE OPTIONS AVAILABLE UNDER LNBB DIRECT?

         LNBB Direct participants may choose to:

         - Have all or a portion of the dividends paid on their LNB Bancorp common shares automatically reinvested in additional LNB Bancorp common shares;

         - Make their initial investment in LNB Bancorp common shares through the Plan; or

         - Make additional cash investments in LNB Bancorp common shares, including the option to make automatic monthly purchases by authorizing electronic funds transfers from a designated checking or savings account.

         Please refer to the Plan Summary and Question 7 for details on any fees you may be required to pay, to Question 8 for additional information regarding your dividend reinvestment options and Question 9 for further information regarding your options for making additional cash investments.

3. WHO IS ELIGIBLE TO PARTICIPATE IN LNBB DIRECT?

         All U.S. citizens are eligible to participate in LNBB Direct, whether or not they are currently shareholders of LNB Bancorp. If you are not a U.S. citizen, you may participate in LNBB Direct, provided there are not any laws or governmental regulations that would prohibit you from participating or laws or governmental regulations that would affect the terms of the Plan. We reserve the right to deny or terminate participation of any shareholder if we deem it advisable under any applicable laws or regulations. All payments to Registrar and Transfer Company shall be made payable in U.S. dollars.

4. HOW DO I ENROLL IN LNBB DIRECT?

         To enroll, you must be a registered owner of LNB Bancorp common shares, or you may become a registered owner by buying a minimum of $250.00 in common shares through LNBB Direct and enrolling that stock in LNBB Direct at the same time. Both methods are described below.

     - If you have an account in the current LNB Bancorp Dividend Reinvestment Plan, your account will be changed to an LNBB Direct account on June 30, 2001, without any action on your part. IF YOU DO NOT WANT TO PARTICIPATE IN LNBB DIRECT AND DESIRE TO CLOSE YOUR ACCOUNT UNDER THE LNB BANCORP DIVIDEND REINVESTMENT PLAN PLEASE CONTACT REGISTRAR AND TRANSFER COMPANY FOR INSTRUCTIONS BEFORE JUNE 15, 2001, AT 1-800-368-5948.

     - If you are a registered owner (which means that you already own at least one LNB Bancorp common share in your name), but do not currently participate in the LNB Bancorp Dividend Reinvestment Plan, you may complete an enrollment form to enroll in the Plan. Once you receive your enrollment package, complete and mail back the enrollment form.

     - You may become a registered owner by purchasing LNB Bancorp common shares through LNBB Direct, and enroll those shares in LNBB Direct at the same time. The minimum initial purchase is $250.00. Complete and mail back the enrollment form and enclose a check or money order payable to Registrar and Transfer Company.

     - All money must be in U.S. dollars and drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a U.S. bank and can print the dollar amount in U.S. funds. Due to the longer clearance period, we are unable to accept checks clearing through non-U.S. banks. Please do not send cash.

5. WHO IS THE PLAN ADMINISTRATOR?

         Our transfer agent, Registrar and Transfer Company, will be the Plan Administrator for LNBB Direct. Registrar and Transfer Company will keep records, send quarterly statements of account to you and perform other administrative duties relating to LNBB Direct. Common shares purchased by you under the Plan will be registered in the name of Registrar and Transfer Company or its nominee, as custodian, and will be credited to your LNBB Direct account.

         Although shares purchased under the Plan will be registered in the name of Registrar and Transfer Company or its nominee, you may participate in the Plan and continue to hold your current shares in your own name. Alternatively, you may choose to deposit any certificates for common shares held in your own name to your LNBB Direct account. This added convenience is available to you under the Plan at no cost and the procedures are described in Question 17.

6. WHO IS THE INDEPENDENT AGENT?

         We will appoint an independent agent from time to time to execute purchases and sales of common shares on behalf of the Plan and its participants for purchases and sales to be made in the open market. See Question 14. The independent agent will be a registered broker-dealer or bank as defined in
Section 3(a)(6) of the Securities Exchange Act of 1934.

         The independent agent will not be an affiliate of LNB Bancorp. We will not exercise any direct or indirect control or influence over the times when or the prices at which the independent agent may purchase or sell LNB Bancorp common shares for the Plan, the amount of common shares to be purchased or sold, or the manner in which the common shares are to be purchased or sold.

7. WHAT FEES ARE ASSOCIATED WITH PARTICIPATION?

         You will not be charged any fees for participating in LNBB Direct except as summarized in the chart below:

         Dividend reinvestment fee............ No charge

         Purchase by check or money order      No charge

         Monthly purchase by automatic
         withdrawal........................... No charge

         Duplicate statement.................. No charge

         Stock certificate.................... No charge

         Withdrawal/termination from Plan..... No charge

         Returned check/insufficient funds.... $26.00 per check/ACH reject

         Sale of stock........................ $15.00 plus brokerage commissions

         If a check or ACH withdrawal is returned for insufficient funds, Registrar and Transfer reserves the right to sell all or a portion of your plan shares to cover the returned check fee. See Question 15.

8. WHAT ARE MY DIVIDEND REINVESTMENT OPTIONS?

         When you enroll, you must indicate on the enrollment form whether you want all or a portion of the cash dividends paid on your shares held in your LNBB Direct account reinvested. IF YOU DO NOT INDICATE A PREFERENCE, 100% OF ALL DIVIDENDS ON THE SHARES HELD IN YOUR ACCOUNT ON THE DIVIDEND RECORD DATE WILL BE REINVESTED IN ADDITIONAL LNB BANCORP COMMON SHARES ON THE DIVIDEND PAYMENT DATE. HOWEVER, IF YOU ALREADY ARE ENROLLED IN THE EXISTING DIVIDEND

REINVESTMENT PLAN AND DO NOTHING, WE WILL CONTINUE TO FOLLOW YOUR EXISTING INSTRUCTIONS REGARDING REINVESTMENT OF YOUR DIVIDENDS.

         You must choose one of the following options when completing the dividend reinvestment section of the enrollment form:

     - FULL DIVIDEND REINVESTMENT. Purchase additional shares by reinvesting all of your cash dividends on all shares for which you are the registered holder.

     - PARTIAL DIVIDEND REINVESTMENT. You may reinvest less than all of your cash dividends by reinvesting your dividends based on either a specified percentage or a specified number of shares for which you are the registered holder. You will receive a cash dividend in the form of a check on the remaining shares for which you are the registered holder.

     - OPTIONAL CASH PURCHASE ONLY. You may choose to receive cash for all dividends paid on shares for which you are the registered holder and participate in the Plan's cash purchase option only. (Please note that you will receive full dividend reinvestment on the shares held by the Plan Administrator in book entry form on your behalf.)

         You may change your dividend reinvestment election at any time by completing a new enrollment form and delivering the form to Registrar and Transfer Company. Requested changes must be received at least three business days prior to the next record date to be effective for that payment date.

         You should note that under U.S. federal income tax law, dividends are taxable to you even if your dividends are reinvested through the Plan. Registrar and Transfer Company will mail you a Form 1099-DIV reporting your dividends (including reinvested dividends) shortly after the close of each calendar year. Should you elect to sell all or a portion of your shares, Registrar and Transfer Company will mail you a Form 1099-B for the gross proceeds of your sale shortly after the close of each calendar year.

9. HOW DO I MAKE AN ADDITIONAL INVESTMENT?

     After you have opened your LNBB Direct account, you may buy additional shares (including fractional shares) by check or money order as often as monthly. You may also arrange for automatic monthly purchases from your checking or savings account. For either method, each purchase you make may be for a minimum of $50.00 up to a maximum of $2,500.00. Use the form enclosed with your Plan statement or call Registrar and Transfer Company for additional forms. To make an additional investment, you will need to follow one of the following payment procedures:

     - You may pay by check or money order payable to Registrar and Transfer Company in U.S. dollars, drawn on a U.S. bank, in the amount of the voluntary cash investment. NO INTEREST WILL BE EARNED ON THESE FUNDS HELD BY THE AGENT PRIOR TO THEIR INVESTMENT. Third party checks and foreign checks will not be accepted and will be returned to the sender. PLEASE DO NOT SEND CASH. Send the completed form and payment to Registrar and Transfer Company. This check must be received no later than three (3) business days before the investment date. Checks received after this date will purchase shares on the succeeding investment date.

     - Alternatively, you may elect to have funds automatically withdrawn every month from your checking or savings account. You may elect the automatic cash withdrawal option by simply completing and signing an automatic debit enrollment form, providing the necessary information, together with a voided blank check or checking/savings account deposit slip, and designating the amount, account number and routing number from which the funds are to be withdrawn each month. Automatic debit enrollment forms are available by calling Registrar and Transfer Company.

         If you elect this automatic debit feature, funds will be withdrawn from your account on or about the 20(th) of each month (or the next business day if the 20(th) is not a business day), and will be invested in LNB Bancorp common shares on or about the 1st of the following month (or the next business day if the 1st is not a business day). Allow four to six weeks for the initial withdrawal. You may change the amount of money or terminate an automatic monthly withdrawal of funds by submitting a new automatic debit enrollment form.

10. WHEN WILL SHARES BE PURCHASED?

         LNBB Direct's investment date will be on or about the 1st day of the month, except in those months in which a dividend is paid at which time the investment date will be the dividend payable date (or the next business day if the 1st is not business day). To make an investment on the next investment date, Registrar and Transfer Company must receive your request for purchase and funds by the following dates:

     - To qualify for the investment date, requests for additional purchases made by check must be received by Registrar and Transfer Company at least three business days prior to the investment date.

     - For automatic monthly investments, funds will be debited from your bank account on or about the 20(th) of every month, and will be invested in LNB common shares on or about the 1st of the following month.

     - When dividends are paid on the common shares, we will promptly pay to Registrar and Transfer Company the dividends payable on your shares held in your LNBB Direct account. Registrar and Transfer Company will invest all dividend funds authorized to be reinvested within the same time frame as used for additional cash purchases.

         Registrar and Transfer Company will commingle all funds to be invested on an investment date. If the investment date is not a day on which the Nasdaq National Market is open, or falls on a day which is not a business day for Registrar and Transfer Company, then the investment will occur on the next succeeding business day. Cash purchases not received before the applicable deadline will not be invested until the next succeeding investment date. NO INTEREST WILL BE PAID ON ANY FUNDS HELD BY REGISTRAR AND TRANSFER BETWEEN INVESTMENT DATES. Once funds have been deposited with us, you may not request a cash refund or otherwise change your order.

11. HOW WILL THE PRICE BE DETERMINED FOR PURCHASED SHARES?

         We may choose to have shares purchased on the open market or directly from LNB Bancorp. The price per share of all shares purchased in the open market will be the market price of such shares on the Nasdaq National Market on the date of purchase. If we choose to sell newly issued or treasury shares to participants, the price per share will be the average of the midpoints, computed to four decimal places, between the high and low prices per share for transactions in LNB Bancorp common shares on each of the five trading days immediately preceding the purchase date. If no trading in the shares occurs on The Nasdaq Stock Market in common shares on any one or more of the five trading days immediately preceding the purchase date, the price for the date on which no trading occurs will be determined with reference to the next preceding date on which the shares were traded.

         When you use reinvested dividends, send in a payment or have funds automatically withdrawn to buy LNB Bancorp common shares, your funds will be used to buy the number of shares (including fractional shares to four decimal places) that may be purchased with your funds at the price described above.

12. HOW WILL SHARES PURCHASED UNDER LNBB DIRECT BE ALLOCATED TO MY ACCOUNT?

         Shares purchased with reinvested dividends or optional cash investments will be allocated by Registrar and Transfer Company among the accounts of all participants. If you participate, the number of shares that will be allocated to your account following any investment date will depend on the amount of your dividends and optional cash investments (if any) available for investment on that date and the purchase price of the shares. Your account will be credited with a number of shares (including fractions computed to four decimal places) equal to the total funds to be invested for you, divided by the applicable purchase price.

13. WILL FRACTIONAL SHARES BE PURCHASED?

         Yes. If any dividend or optional cash payment is not sufficient to purchase a whole LNB Bancorp common share, a fractional share equivalent will be credited to your account. All fractional shares are computed to four decimal places.

14. WHAT IS THE SOURCE OF SHARES PURCHASED THROUGH THE PLAN?

         Shares purchased through the Plan will either be purchased on the open market or from LNB Bancorp. We will decide in advance of the investment date whether shares will be purchased on the open market or instead, directly from us. If the shares are purchased on the open market, Registrar and Transfer Company will cause the independent agent to purchase common shares in the open market. Neither LNB Bancorp nor any participant will have any authority or power to direct the date, time or price at which shares may be purchased by the independent agent.

         If we have chosen to have shares purchased on the open market and the independent agent is unable to purchase shares in the open market (by reason of the operation of applicable laws, the closing of the securities markets or any other temporary curtailment or suspension of open market purchases), neither we nor Registrar and Transfer Company will have any liability to any participant arising out of the inability to make purchases at that time.

15. WHAT IS THE POLICY ON RETURNED CHECKS AND INSUFFICIENT FUNDS?

         In the event that any check or other deposit is returned unpaid for any reason or your designated bank account does not have sufficient funds for an automatic debit, Registrar and Transfer Company will consider the request for investment of that purchase null and void and will immediately remove from your account any shares already purchased in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, Registrar and Transfer Company may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $26.00 administrative charge for any check or other deposit that is returned unpaid by your bank. This fee will be collected by Registrar and Transfer Company through the sale of the number of shares from your account necessary to satisfy the fee.

16. MAY I RECEIVE A STOCK CERTIFICATE?

         You may obtain a certificate for some or all of your whole shares held in your LNBB Direct account at any time by simply submitting a written request to Registrar and Transfer Company to withdraw shares from your LNBB Direct account. Registrar and Transfer Company will issue certificates in the exact name(s) shown on the account. To have certificates issued in a different name, follow the procedures in Question 19. Generally, we will send you the requested certificates within two weeks after receiving your request, however, Registrar and Transfer Company will not process certificate requests between a dividend record date and a dividend payment date.

         No certificates will be issued for fractional common shares. Instead, the market value of any fractional shares will be paid in cash. You may continue to reinvest dividends on shares through LNBB Direct even though you receive certificates.

17. DOES LNBB DIRECT OFFER SAFEKEEPING SERVICES?

Yes. If you have LNB Bancorp common stock certificates, you may send them to Registrar and Transfer Company for deposit as book-entry shares held in your plan account. With safekeeping, you no longer bear the cost and risk associated with the storage, loss, theft, or destruction of stock certificates. To use the safekeeping service, send your certificates to Registrar and Transfer Company by insured registered mail. Include signed, written instructions to Registrar and Transfer Company to deposit the shares in a plan account for safekeeping. DO NOT ENDORSE THE CERTIFICATES OR COMPLETE THE ASSIGNMENT SECTION ON THE BACK OF THE CERTIFICATES.

18. MAY I SELL SHARES I HOLD THROUGH LNBB DIRECT?

         Yes. Shares held in your LNBB Direct account may be sold on your behalf by completing and submitting the Other Transactions Form portion of the reinvestment account statement. Registrar and Transfer Company (through the independent agent) will process sale requests on a weekly basis. Registrar and Transfer Company will not process sale requests between a dividend record date and a dividend payment date, however. Registrar and Transfer Company will send you a check for the proceeds, less an administrative service charge of $15.00 plus the brokerage commission incurred on the sale transaction. You will not receive interest on sales proceeds held pending disbursement.

         PLEASE BEAR IN MIND THAT LNBB DIRECT IS NOT A MARKET TIMING INVESTMENT VEHICLE. THE PRICE OF LNB COMMON SHARES MAY RISE OR FALL DURING THE PERIOD BETWEEN A REQUEST FOR SALE, ITS RECEIPT BY REGISTRAR AND TRANSFER COMPANY, AND THE ULTIMATE SALE ON THE OPEN MARKET. Instructions sent to Registrar and Transfer Company to buy or sell shares are binding and may not be rescinded. Should you elect to sell all or a portion of your shares, we will mail you a Form 1099-B for the gross proceeds of your sale shortly after the close of each calendar year.

         Alternatively, you may sell your shares through a stockbroker of your choice, or privately. In either case, request certificates for your shares (see Question 16 above) and, upon receipt, proceed as you would to sell any other stock for which you have the certificates.

         Please note that if your LNBB Direct account holds less than one full share, we may close the account, liquidate the fractional share and send you a check representing the market value of the fractional share that was in the account.

19. HOW DO I TRANSFER SHARES THAT I HOLD TO SOMEONE ELSE?

         To transfer ownership of some or all of your shares held through LNBB Direct you may call Registrar and Transfer Company at 1-800-368-5948 for complete transfer instructions. You will be asked to send to Registrar and Transfer Company written transfer instructions. Your signature must be "Medallion Guaranteed" by a qualified financial institution. Most banks and brokers participate in a Medallion Guarantee program. The Medallion Guarantee program is intended to ensure that the individual signing is in fact the owner of the participant's account. A notary is not sufficient.

20. HOW MAY I CLOSE MY LNBB DIRECT ACCOUNT?

         You may close your account at any time using the Other Transactions Form portion of your reinvestment statement. Your account will be closed within 15 business days after we receive your written instructions. When your account is closed, we will send you a certificate representing all of the full shares in your account, registered in the same name as that of the account. (If you wish a different registration, please see Question 19 above.) We will liquidate any fractional share in your account and send you a check for the proceeds.

         Alternatively, you may direct us to sell any or all of the shares in your account on the open market. If shares are sold, a sales fee of $15.00 plus brokerage commissions will be deducted from the proceeds and we will mail you a check for the net proceeds. This sale will occur on the next scheduled sale date provided the notice of sale has been received by the deadline described in Question 18 above. You will not receive interest on sales proceeds held pending disbursement.

         To close an account on the death of a sole account holder, the executor should contact Registrar and Transfer Company for specific instructions. If your request to close your account is received between a dividend record date and a dividend payment date, your account will not be closed until after you receive the shares resulting from the pending dividend reinvestment.

21. HOW DO I CONTACT REGISTRAR AND TRANSFER COMPANY, THE PLAN ADMINISTRATOR?

         You may contact Registrar and Transfer Company by writing to:


                  Registrar and Transfer Company
                  Direct Purchase/DRP Department
                  10 Commerce Drive
                  Cranford, New Jersey 07016-3572

         You may also telephone Registrar and Transfer Company toll free at 1-800-368-5948. Customer service representatives are available between the hours of 8:30 A.M. and 7:00 P.M. Eastern Time, Monday through Friday.

22. HOW MAY I KEEP TRACK OF MY ACCOUNT'S ACTIVITY?

         Easy to read statements of your year-to-date account activity will be sent to you after each additional investment, dividend reinvestment or sale of shares. Each statement will show the amount invested, the purchase or sale price of LNBB Direct transactions, the number of shares purchased or sold and any Plan fees and expenses incurred on a sale of shares, as well as any activity associated with share deposits or withdrawals. Please notify Registrar and Transfer Company promptly in writing if your address changes.

         As an LNB Bancorp Shareholder, you will receive copies of the same communications sent to all other holders of LNB common shares, such as annual reports and proxy statements. You will also receive any Internal Revenue Service information returns, if required. Please retain all transaction statements for your records. The statements contain important tax and other information.

23. WHAT HAPPENS IF LNB BANCORP ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT OR RIGHTS OFFERING?

         Any stock dividends or split shares distributed by LNB Bancorp to holders of common shares held in LNBB Direct accounts will be added to your account balance. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction. In the event of a common share rights offering, you will receive rights based upon the total number of whole shares you own, whether the shares are held in the form of a physical certificate or held in an LNBB Direct account.

24. MAY I VOTE MY LNBB DIRECT SHARES AT SHAREHOLDERS' MEETINGS?

         Yes. In connection with any meeting of LNB Bancorp shareholders, you will be sent a proxy card representing both the shares for which you hold physical certificates and the shares held in your LNBB Direct account. Those shares will be voted as you indicate on the returned proxy card or as otherwise set forth in the proxy materials. Fractional shares will also be voted.

25. MAY LNBB DIRECT BE AMENDED OR TERMINATED?

         Yes. LNB Bancorp may suspend, modify or terminate the Plan at any time. All participants will receive notice of any suspension, modification or termination. If LNBB Direct is terminated, certificates for whole shares held in your account will be issued and a cash payment will be made for any fractional share. LNB Bancorp reserves the right, in its sole discretion, to deny, suspend or terminate participation by a participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan.

26. WHAT ARE THE RESPONSIBILITIES OF LNB BANCORP AND REGISTRAR AND TRANSFER COMPANY?

         Neither LNB Bancorp nor Registrar and Transfer Company will be liable for any act or omission to act, which was done in good faith or for actions required by law. This includes any claims for liability relating to:

     -   the prices at which shares are purchased or sold for your account,
     -   the dates of purchases or sales,
     - any changes in the market value of LNB Bancorp common shares, any claim of liability arising out of the failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death along with a request to terminate participation from a qualified representative of the deceased,
     -   rejections of automatic checking or savings account deductions, or
     -   check clearing.

         You should recognize that neither LNB Bancorp nor Registrar and Transfer Company may assure you of a profit or protect you against a loss on shares purchased through LNBB Direct. Although LNB Bancorp currently contemplates the continuation of quarterly dividends, the payment of dividends is subject to the discretion of LNB Bancorp's Board of Directors and will depend upon future earnings, the financial condition of LNB Bancorp, and other factors. Additionally, dividends may increase or decrease.

27. WHAT ARE THE TAX CONSEQUENCES OF PARTICIPATING IN LNBB DIRECT?

         Participants in the Plan are advised to consult their own tax advisors with respect to the tax consequences of participation in LNBB Direct (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situations.

         In general, participants in the Plan have the same federal and state income tax obligations with respect to dividends credited to their accounts under the Plan as other holders of shares of common stock of LNB Bancorp who elected to receive cash dividends directly. Participants are treated, for income tax purposes, as having received on the dividend payment date, any brokerage commission or fees paid by LNB Bancorp on behalf of the participant plus a dividend in an amount of the cash dividends payable on the shares participating in the Plan, even though such amounts were not actually received by the participants in cash, but, instead, were applied to the purchase of additional shares for their account. The total amount of dividends paid to you during the year, whether or not they are reinvested, plus any brokerage commissions or fees paid by LNB Bancorp on your behalf, will be reported to you and the U.S. Internal Revenue Service shortly after the close of each calendar year.

         You will not realize gain or loss for U.S. federal income tax purposes upon a transfer of shares to your LNBB Direct account or the withdrawal of whole shares from your account. You will, however, generally realize gain or loss upon the receipt of cash for fractional shares held in the Plan. You will also realize gain or loss when shares are sold. The amount of gain or loss will be the difference between the amount that you receive for the shares sold and your tax basis in the shares (generally, the amount you paid for the shares plus your portion of any commissions or fees we paid on your behalf). IN ORDER TO DETERMINE THE TAX BASIS FOR SHARES IN YOUR ACCOUNT, YOU SHOULD RETAIN ALL ACCOUNT TRANSACTION STATEMENTS.

         Participants who are non-resident aliens or non-U.S. corporations, partnerships or other entities generally are subject to a withholding tax on dividends paid on shares held in the plan. Where applicable, this withholding tax generally is imposed at the rate of 30%; but this rate may be reduced by treaty between the U.S. and the country in which the participant resides.

         Dividends paid on shares in LNBB Direct accounts may be subject to "the backup withholding" provisions of the Internal Revenue Code. If you fail to furnish a properly completed Form W-9 or its equivalent, unless you are exempt from the withholding requirements described in Section 3406 of the Internal Revenue Code, then Registrar and Transfer Company must withhold 31% from the amount of dividends, the proceeds of the sale of a fractional share, and the proceeds of any sale of whole shares.

                             ADDITIONAL INFORMATION

         USE OF PROCEEDS. LNB Bancorp common shares acquired under the plan that are purchased by the independent agent in open market transactions will provide no cash proceeds to LNB Bancorp. Proceeds from the sale of shares purchased from LNB Bancorp will be used for general corporate purposes.

         EXPERTS. The consolidated financial statements of LNB Bancorp, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, have been incorporated by reference herein, in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statement and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and the site address is http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we have filed with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference all documents listed below and any future filings made by us or the Plan with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") until the offering is terminated.

         The documents we incorporate by reference are:

         1.    Our Annual Report on Form 10-K for the year ended December 31,
               2000;

         2. All reports that we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Form 10-K referred to above; and

         3. The description of our common shares contained in our registration statement on Form 8-A filed with the SEC and dated February 12, 1985, and updated in our Current Report on Form 8-K filed on January 4, 2001, and the description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on November 6, 2000.

         You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by contacting Gregory D. Friedman, at 457 Broadway, Lorain, Ohio 44052, telephone number (440) 244-6000.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS DOCUMENT TO MAKE YOUR DETERMINATION ON WHETHER OR NOT TO MAKE AN INVESTMENT IN THE LNB BANCORP COMMON SHARES OFFERED HEREBY. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS DOCUMENT.

                                   LNBB Direct

                                      Stock
                                    Purchase
                                        &
                                    Dividend
                                  Reinvestment
                                      Plan

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is an itemized statement of expenses (all but the registration fee are estimates) of the Registrant in connection with the issuance and sale of the common shares being registered:

                  Registration fee                      $    2,602.00
                  Printing                                  10,000.00
                  Blue Sky fees and expenses                       -0-
                  Legal fees and expenses                   15,000.00
                  Accounting fees and expenses               5,000.00
                  Transfer agent fees                       25,000.00
                  Miscellaneous                              1,000.00

                  TOTAL                                 $   58,602.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful.

         The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful. Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

         In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (1) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (2) reasonably cooperate with the corporation concerning the action, suit, or proceeding. The indemnification provided by
Section 1701.13(E) shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation or code of regulations of Registrant.

         The directors and officers of the Company may be indemnified by the Company pursuant to Article VI of the Company's Amended Code of Regulations which provides as follows:

Section 1.  Definitions.

         For purposes of this Article, the following words and phrases shall have the meanings designated below:

         a. "Claim" means, with respect to any Indemnified Individual, any and all threatened, pending or completed claims, actions, suits or proceedings (whether civil, criminal, administrative, investigative or otherwise and whether under State or Federal law) and any and all appeals related thereto; and

         b. "Indemnified Individual" means, subject to Section 8 of this Article, such of the following as the Board may determine (by a majority vote of a quorum of disinterested Directors): all past, present and future Shareholders, Directors, Officers, employees and other agents of the Corporation acting in any capacity at the request of or on behalf of the Corporation; and

         c. "Liabilities" means any and all judgments, decrees, fines, investigation costs, penalties, expenses, fees, amounts paid in settlement, costs, losses, expenses (including, but not limited to, attorneys' fees and court costs), charges, and any other liabilities actually and reasonably incurred by an Indemnified Individual with respect to any Claim, either before or after final disposition of the Claim.

Section 2.  Indemnification for Third-Party Claims.

         To the fullest extent authorized or permitted by law, the Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim (other than a Claim by or in the right of the Corporation), under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other Person acting in any capacity at the request of or on behalf of the Corporation, if such Indemnified Individual has acted in good faith and in a manner the Indemnified Individual reasonably believed to be in and not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, if the Indemnified Individual had no reasonable cause to believe the Indemnified Individual's conduct was unlawful; provided, however, that (unless otherwise determined by a majority vote of a quorum of disinterested Directors) the Corporation shall not indemnify or save harmless an Indemnified Individual for such Person's willful misconduct.

Section 3.  Indemnification for Claims by or in the Right of the Corporation.

         To the fullest extent authorized or permitted by law, the Shareholders hereby determine that the Corporation shall indemnify and save harmless any and all Indemnified Individuals from and against all Liabilities arising or resulting from any Claim by or in the right of the Corporation, under which the Indemnified Individual is a party or participant because of actions or omissions of the Corporation or of the Indemnified Individual or of any Shareholder, Director, Officer, employee, agent or other Person acting in any capacity at the request of or on behalf of the Corporation, if the Indemnified Individual acted in good faith and in a manner the Indemnified Individual reasonably believed to be in (or not opposed to) the best interests of the Corporation; provided, however, that the Corporation shall not indemnify or save harmless an Indemnified Individual for (i) such Person's adjudicated negligence or misconduct in the performance of the Indemnified Individual's duty to the Corporation, or (ii) a violation of Section 1701.95 of the Ohio Revised Code.

Section 4.  Release from Liability and Contribution.

         To the fullest extent authorized or permitted by law, no Indemnified Individual shall be liable to the Corporation or to any other Person and no Claim shall be maintained against any Indemnified Individual by the Corporation (or, for the Corporation's benefit, by any other Shareholder) because of any action or omission (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors) of such Indemnified Individual in any capacity at the request of or on behalf of the Corporation; provided, however, that an Indemnified Individual shall be liable to the Corporation for the Indemnified Individual's willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors. To the fullest extent authorized or permitted by law, no Indemnified Individual shall be responsible for or be required to contribute to the payment of any Liabilities incurred by the Corporation or by any other Indemnified Individual because of the actions or omissions (except for willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors) of any Indemnified Individual serving in any capacity at the request of or on behalf of the Corporation; provided, however, that an indemnified Individual shall be liable to the Corporation and to any other Indemnified Individual for the Indemnified Individual's willful misconduct, unless otherwise determined by a majority vote of a quorum of disinterested Directors.

Section 5.  Subrogation.

         To the extent of any payment by the Corporation under this Article, the
Corporation: (i) shall be subrogated to all the Indemnified Individual's rights of recovery from any other Person and, as a condition precedent to any indemnification or other rights under this Article, such Indemnified Individual shall execute all reasonable documents and take all reasonable actions requested by the Corporation to implement the Corporation's right of subrogation, and (ii) hereby waives any right of subrogation against or contribution from an Indemnified Individual.

Section 6.  Insurance and Similar Protection.

         Whether or not the indemnification, release and other provisions of
Section 2, Section 3 or Section 4 of this Article apply, the Corporation may purchase and maintain insurance upon and/or furnish similar protection (including, but not limited to: trust funds, letters of credit and self-insurance) for any Indemnified Individual to cover any Liabilities such Indemnified Individual might incur from the exercise of the Indemnified Individual's duties for the Corporation or from such Indemnified Individual's capacity as an agent or representative of the Corporation.

Section 7.  Other Rights.

         The provisions of this Article shall be in addition to and shall not exclude or limit any rights or benefits to which any Indemnified Individual is or may be otherwise entitled: (a) as a matter of law or statute; (b) by the Articles of Incorporation, Regulations or any bylaws; (c) by any agreement; (d) by the vote of Shareholders or Directors; or (e) otherwise.

Section 8.  Conditions and Limitations.

         a. As a condition precedent to the indemnification, release and/or performance of any other obligation of the Corporation under this Article, the Indemnified Individual must first: (1) promptly notify the President or Secretary of the Corporation of any actual or potential Claim; and (2) authorize and permit the Corporation, in its sole discretion, to choose any legal counsel to defend and otherwise handle the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (3) permit the Corporation to assume total, complete and exclusive control of the Claim and all proceedings and matters related thereto (including, but not limited to, any counter-claims, cross-claims and defenses); and (4) in all respects, cooperate with the Corporation and its counsel in the defense of the Claim and in the prosecution of any counter-claims, cross-claims and defenses.

         b. At the Corporation's option, the Corporation's obligations under this Article may cease and terminate (without notice or demand): (i) if the Indemnified Individual is an employee of the Corporation, upon termination of the Indemnified Individual's employment with the Corporation, or (ii) if the Indemnified Individual is a Director or Officer, upon removal of such Director or Officer for cause (as determined by the Board) in accordance with these Regulations.

         Registrant carries directors' and officers' liability insurance coverage which insures its directors and officers and the directors and officer of its subsidiaries in certain circumstances.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         See the Index to Exhibits of this Registration Statement on Forms S-3.

ITEM 17.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by LNB Bancorp pursuant to Section 13 or
               Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934

          (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lorain, State of Ohio, this 4th day of April, 2001.

                                        LNB Bancorp, Inc.

                                        /s/ Gary C. Smith
                                        --------------------
                                         Gary C. Smith
                                         President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                            TITLE                             DATE
        ---------                            -----                             ----
/s/ Gary C. Smith                           President,                    April 4, 2001
-----------------                Chief Executive Officer and Director
Gary C. Smith                         (Principal Executive Officer)

                                                                          April 4, 2001
/s/ Thomas P. Ryan              Executive Vice President, Secretary
------------------                         and Director
Thomas P. Ryan

/s/ Gregory D. Friedman              Executive Vice President and         April 4, 2001
-----------------------                Chief Financial Officer
Gregory D. Friedman                  (Principal Financial Officer)


/s/ Mitchell J. Fallis        Vice President and Chief Accounting         April 4, 2001
----------------------                        Officer
Mitchell J. Fallis                  (Principal Accounting Officer)


Directors*
Daniel P. Batista
Robert M. Campana
Terry D. Goode
Wellsley O. Gray
James R. Herrick
James F. Kidd
David M. Koethe
Benjamin G. Norton
Stanley G. Pijor
Jeffrey F. Riddell
John W. Schaeffer, M.D.
Eugene M. Sofranko
Leo Weingarten

* For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By: /s/ Gary C. Smith                                             April 4, 2001
    -----------------
       Gary C. Smith
       (pursuant to power of attorney)

                                  EXHIBIT INDEX




          4.1*  Second Amended Articles of Incorporation of LNB Bancorp, Inc.

          4.2** Amended Code of Regulations of LNB Bancorp, Inc.

          5     Opinion of Werner & Blank Co., L.P.A. as to the legality of the securities

          23.1  Consent of Werner & Blank Co., L.P.A. (contained in Exhibit 5)

          23.2  Consent of KPMG LLP

          24    Power of Attorney

          99.1  Enrollment Form

          99.2  Letter to Accompany Prospectus Delivery - Current Shareholders

          99.3  Letter to Accompany Prospectus Delivery - Bank Customers

          99.4  Letter to Accompany Prospectus Delivery - Prospective
                Shareholders


* Incorporated by reference to the Company's filing on Form 10-Q on November 14, 2000.

** Incorporated by reference to the Company's filing on Form 8-K on January 4, 2001.